Exhibit 32.2

Certification

I, George Pita, Chief Financial Officer of Perry Ellis International, Inc. (the “Company”), certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the quarter ended July 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 8, 2005		/s/ GEORGE PITA
	Name:	George Pita
	Title:	Chief Financial Officer (Chief Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Perry Ellis International, Inc. and will be retained by Perry Ellis International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.